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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549




                                       FORM 8-K

                                    CURRENT REPORT



        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        / /   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 11, 1997



                               TRANS WORLD GAMING CORP.

                (Exact name of registrant as specified in its charter)


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                            COMMISSION FILE NO.:  0-25244

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                NEVADA                                13-3738518
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                Identification No.)

      ONE PENN PLAZA, SUITE 1503                      10119-0002
           NEW YORK, NY                               (Zip Code)
(Address of principal executive offices)


         Registrant's telephone number, including area code:  (212) 563-3355



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ITEM 5.  OTHER EVENTS

On June 11, 1997, Trans World Gaming Corp. ("TWG" or the "Company') and Value Partners, Ltd., a Texas Limited Partnership ("Value Partners"), executed a loan agreement, and TWG made an unsecured Senior Promissory Note (the "Note") in favor of Value Partners, for $350,000 due June 11, 1998. The Note will bear simple interest at the rate of the lesser of 17% per annum or the highest rate than allowed by applicable law. TWG has agreed to make payments on the Note by paying to Value Partners each quarter an amount equal to 40% of the cash received from the Boxer Casino (as described below) during such quarter.
Payment will be applied first to unpaid fees and expenses of Value Partners arising in connection with the Note, next to unpaid interest, and then to unpaid principal If such amount is zero or a negative number, no payment will be due on the Note for such quarter. This provision does not, however, waive TWG's obligation to make any other payments on the Note, including specifically the balance due on June 11, 1998, the final maturity date. The Note may be prepaid without penalty, upon written consent of Value Partners. During the term of the Note, TWG will be subject to customary affirmative and negative covenants including, with respect to the former, provision of quarterly financial statements and, with respect to the latter, restrictions on incurring senior debt or disposing of assets.

On March 31, 1997, Tottenham & Co. dba Art Marketing Ltd., a wholly owned subsidiary of TWG ("Tottenham & Co."), executed a Joint Activity Agreement with Mr. Mahmud Avdiyev, an individual. The Joint Activity Agreement (the "Agreement") sets forth the parties' relative obligations with respect to operation of the Boxer Casino (the "Casino") located in Gyandja, Azerbaijan Republic. The term of the Agreement is 20 years. In general, Mr. Avdiyev will arrange for leasing, refurbishment and local compliance matters with respect to the Casino premises, and TWG and/or Tottenham & Co. will provide equipment, funding and consultation services with respect to the Casino's operations. Profits from the Casino will be distributed 40% to TWG and 60% to Mr. Avdiyev. The Casino will be run on a day-to-day basis by a General Manager. If either party wants to terminate its participation in the Casino, it must first offer to sell its interest therein to the other party.

TWG issued a press release dated June 26, 1997 announcing its plans for the Boxer Casino, as well as announcing the delisting of the Company's common stock and warrants from the NASDAQ SmallCap Market effective June 25, 1997. The common stock and warrants will immediately begin trading on the OTC Bulletin Board. The delisting resulted from the fact that the Company's capital and surplus are less than the minimum amount required for continued listing on the NASDAQ SmallCap Market.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  10.1   Loan Agreement
              10.2   Senior Promissory Note
              10.3   Joint Activity Agreement
              99.1   Press Release, dated June 26, 1997



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NOTE ON FORWARD-LOOKING INFORMATION

This Form 8-K contains certain forward-looking statements. For this purpose, any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipates," "estimates," or "continue' or comparable terminology are intended to identify certain forward-looking statements. These statements by their nature involve substantial risks and uncertainties, both known and unknown, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.





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                                      SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 11, 1997

                             TRANS WORLD GAMING CORP.



                             /s/ Dominick J. Valenzano

                             -----------------------------------------------
                             Dominick J. Valenzano
                             Chief Financial Officer (Principal Financial and Accounting Officer)




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                               INDEX TO EXHIBITS


    Exhibit 10.1   Loan Agreement dated as of June              Filed herewith.
                   11, 1997 between TWG and Value
                   Partners

    Exhibit 10.2   Senior Promissory Note in the amount         Filed herewith.
                   of $350,000 dated June 11, 1997
                   made by TWG in favor of Value Partners


    Exhibit 10.3   Joint Activity Agreement dated March         Filed herewith.
                   31, 1997 between Tottenham & Co. dba
                   Art Marketing Ltd.,and Mr. Mahmud
                   Avdiyev

    Exhibit 99.1   Press Release dated June 26, 1997            Filed herewith.


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